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EXHIBIT 99.1

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                             (AS OF MARCH 17, 2004)

A.       PURPOSE

         The Audit Committee shall assist the Board of Directors of Front Range Capital Corporation (the "Company") in fulfilling its oversight responsibilities. The Audit Committee's primary responsibilities are to monitor:

         - the integrity of the Company's financial statements, including the financial reporting process and systems of internal controls regarding finance, accounting, and legal and regulatory compliance;

         - the Company's compliance with legal and regulatory requirements;

         - the independence, qualifications and performance of the Company's financial executives, independent auditor and internal auditing department; and

         - the communication among the independent auditor, management, the internal auditing function and the Board of Directors.

         The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditor is responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company's financial statements are complete, accurate, fairly presented or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor's report.

B.       STRUCTURE AND MEETINGS

         1. Number. The Audit Committee shall consist of at least three members of the Board of Directors.

         2. Independence. Except as otherwise permitted by the applicable rules of the American Stock Exchange and Section 301 of the Sarbanes-Oxley Act of 2002 (the "Act"), each member of the Audit Committee shall be "independent" as defined by such rules and Act.

         3. Financial Literacy. Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement and shall otherwise be financially literate, as such qualification is interpreted by the Company's Board of Directors in its business judgment. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company's Securities and Exchange Commission ("SEC") periodic reports), at least one member of the Audit Committee shall be an "audit committee financial expert" as defined by the Act and applicable SEC rules.

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         4.       Chair. Unless the Board of Directors elects a Chair of the
Audit Committee, the Audit Committee shall elect a Chair by majority vote.

         5. Compensation. The compensation of the Audit Committee members shall be as determined by the Board of Directors.

         6. Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors. Unless otherwise determined by the Board, no member of the Audit Committee may serve on the audit committee of more than two other public companies. The Board of Directors may remove members from the Audit Committee with or without cause.

         7. Meetings. The Audit Committee shall meet at least four times annually or more frequently as it deems necessary to perform its responsibilities. The Audit Committee shall meet privately in executive session at least semi-annually with the Company's Chief Executive Officer, the director of the internal audit department, and a representative of the independent auditor to discuss any matters that the Audit Committee or any of these individuals or firms believe should be discussed. In addition, the Audit Committee or its Chair shall communicate with management and the independent auditor quarterly to review the Company's financial statements and significant findings based upon the independent auditor's limited review procedures. The Audit Committee shall keep records of its meetings as it deems appropriate.

C.       RESPONSIBILITIES AND AUTHORITY

         GENERAL

         1. Responsibilities. To fulfill its responsibilities the Audit Committee shall:

         - Annually review this Charter and recommend any proposed changes to the Board of Directors. The Charter will be published at least every three years in accordance with SEC regulations.

         - Review and discuss with management and independent auditor the Company's annual and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the matters about which Statement on Auditing Standards No. 61 requires discussion.

         - Oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

         - Review and discuss generally with management and the independent auditor the types of financial information and earnings guidance to be provided to analysts and rating agencies and to be disclosed in the Company's earnings press releases (including any use of "pro forma" or "adjusted" non-GAAP information).

         - Consider annually whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

         - The Audit Committee shall prepare for inclusion if necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which

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                  directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in
                  Item 306 of Regulation S-K.

         - The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor review of interim financial information which are required to be discussed by Statement on Auditing Standards Nos. 61, 71 and 90. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposed to disclose interim financial information prior to completion of the independent auditor's review of interim financial information.

         OVERSIGHT OF INDEPENDENT AUDITOR

         2. Selection. The Audit Committee shall be directly responsible for appointing, evaluating and, when necessary, terminating the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

         3. Independence. The Audit Committee shall annually assess the independent auditor's independence. The Audit Committee shall obtain and review a report by the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall engage in an active dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

         4. Quality Control Report. The Audit Committee shall annually obtain and review a report by the independent auditor describing:

         -        the firm's internal quality control procedures; and

         - any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by an inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

         5. Compensation. The Audit Committee shall be directly responsible for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

         6. Preapproval of Services. The Audit Committee shall preapprove all auditing services, which may include providing comfort letters in connection with securities underwritings, and non-audit services (other than de minimus non-audit services as defined by the Act) to be provided to the Company by the independent auditor. The Audit Committee shall cause the Company to disclose in its SEC periodic reports the approval by the Audit Committee of any non-audit services to be performed by the independent auditor.

         7. Oversight. The independent auditor shall report directly to the Audit Committee and the Audit Committee shall be directly responsible for oversight of the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor

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regarding financial reports. The Audit Committee shall as necessary obtain and review the reports required to be made by the independent auditor pursuant to paragraph (k) of Section 10A of the Security Exchange Act of 1934 regarding:

         -        critical accounting policies and practices;

         - alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

         - other material written communications between the independent auditor and Company management, such as any management letter or schedule of unadjusted differences.

         8. Review of Financial Principals. The Audit Committee shall as necessary review with the independent auditor:

         - audit problems or difficulties the independent auditor encountered in the course of the audit work and management's response, including any restrictions on the scope of the independent auditor's activities or on access to requested information and any significant disagreements with management;

         - major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies;

         - analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

         - the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on the financial statements of the Company.

         CONTROLS AND PROCEDURES

         9. Oversight. The Audit Committee shall coordinate the Board of Director's oversight of the Company's internal accounting controls, the Company's disclosure controls and procedures and the Company's code of business conduct and ethics. The Audit Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the Act and Rule 13a-14 of the Exchange Act (i.e., the Certification of Disclosure in Annual and Quarterly Results).

         10. Internal Audit Function. The Audit Committee shall coordinate the Board of Director's oversight of the performance of the Company's internal audit function.

         11. Risk Management. The Audit Committee shall discuss the Company's policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company's exposure to risk is handled.

         12. Hiring Policies. The Audit Committee shall establish policies regarding the hiring of employees or former employees of the Company's independent auditor.

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         13.      Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

         14. Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.       OTHER RESPONSIBILITIES

         1. Board Update. The Audit Committee shall regularly update the Board of Directors regarding the Company's compliance with financial policies and procedures, the performance of the independent auditor and the internal audit function, and the independence of the independent auditor.

         2. Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

         3. Independent Advisors. The Audit Committee shall have the authority to engage independent legal, accounting and other advisors as it deems necessary to carry out its responsibilities. These independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

         4. Administrative Expenses. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

         5. Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

         6. Annual Self-Evaluation. The Audit Committee shall annually evaluate its own performance.